Exhibit 10.1

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 18, 2023, between NiSource Inc., a Delaware corporation (“NiSource”), and The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as successor trustee (the “Trustee”) under the Indenture dated as of February 14, 1997 among NiSource Inc. successor to NiSource Capital Markets, Inc., an Indiana corporation formerly known as NIPSCO Capital Markets, Inc. and successor to NIPSCO Industries, Inc., and The Chase Manhattan Bank, as original trustee (as supplemented, the “Indenture”).

W I T N E S S E T H:

WHEREAS, NiSource (as successor to NiSource Capital Markets, Inc. and NIPSCO Industries, Inc.) executed and delivered to the Trustee (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank) the Indenture in order to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness (collectively, the “Securities”), to be issued in one or more series under the Indenture in an unlimited aggregate principal amount, which may be authenticated and delivered as provided in the Indenture;

WHEREAS, NiSource has received the written consent of the Holders of a majority in aggregate amount of Outstanding 7.99% Medium-Term Notes due 2027 (CUSIP No. 65463PBA4) and the Holders of a majority in aggregate amount of Outstanding 6.78% Senior Notes due 2027 (CUSIP No. 654638AB1) to, among other things, approve certain amendments (the “Amendments”) to the Indenture which are set forth in this Supplemental Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Board of Directors of NiSource, and all things necessary to make this Supplemental Indenture a valid, binding and legal instrument according to its terms have been done;

WHEREAS, pursuant to Section 902 of the Indenture, with the consent of a specified percentage of Holders of Outstanding Securities and upon the satisfaction of the other conditions set forth in Section 9.02, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, NiSource has requested and hereby requests that the Trustee, join with the NiSource in the execution of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, NiSource and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

CORPORATE EXISTENCE

Section 2.1.            SECTION 1005 of the Indenture shall be deleted in its entirety and replaced with the following:

“SECTION 1005. Corporate Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises.

Subject to Article Eight, (1) Industries will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of its subsidiary Northern Indiana and its rights (charter and statutory) and franchises and those of Northern Indiana; provided, however, that Industries shall not be required to preserve any such right or franchise of Northern Indiana if, in the judgment of Industries, the preservation thereof is no longer desirable in the conduct of the business of Northern Indiana and the loss thereof would not be disadvantageous in any material respect to the Holders of Securities, and (2) Industries will continue to own, directly or indirectly, at least 70% of the common stock of Northern Indiana.”

Section 2.2.        In the second paragraph of the “RECITALS OF THE COMPANY AND INDUSTRIES” in the Indenture the phrase “Northern Indiana Public Service Company, an Indiana corporation” shall be replaced with “Northern Indiana Public Service Company, an Indiana limited liability company.”

Section 2.3        The following definition shall be added to ARTICLE ONE, SECTION 101 of the Indenture:

“common stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including, but not limited to, all common stock and preferred stock and partnership, membership and joint venture interests or units in a Person), and any and all warrants, rights or options to purchase any of the foregoing.”

ARTICLE 3

MISCELLANEOUS

Section 3.1 Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto.

Section 3.2 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.3 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONTRARY CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS OF THE LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

Section 3.5. Waiver of Jury Trial. EACH OF NISOURCE AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.8 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, adequacy or sufficiency of this Supplemental Indenture or the Outstanding Securities or for or in respect of the recitals contained herein, all of which recitals are made solely by NiSource.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NiSource Inc.

By:	/s/ Shawn Anderson
Name:	Shawn Anderson
Title:	Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ John Nassos
John Nassos
Assistant Corporate Secretary

The Bank of New York Mellon, as Trustee

By:	/s/ Stacey B. Poindexter
Name:	Stacey B. Poindexter
Title:	Vice President

Attest:

By:	/s/ Esther Antoine
Esther Antoine
Vice President

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